Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272248) and S-8 (Nos. 333-231718, 333-237054, 333-240993, 333-254163, 333-263156, 333-270091, 333-277171, 333-281304) of Bicycle Therapeutics plc of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
February 25, 2025